UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 29, 2018

USA Compression Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	1-35779	75-2771546
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Congress Avenue

Suite 450

Austin, TX 78701

Registrant’s telephone number, including area code: (512) 473-2662

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.                Entry into a Material Definitive Agreement.

On January 29, 2018, USA Compression Partners, LP (the “Partnership”) entered into a Fourth Amendment (the “Fourth Amendment”) to its Fifth Amended and Restated Credit Agreement, dated as of December 13, 2013, by and among the Partnership, as guarantor, USA Compression Partners, LLC (“Operating Subsidiary”), USAC Leasing, LLC (“Leasing Subsidiary”), USAC OpCo 2, LLC (“OpCo 2”) and USAC Leasing 2, LLC (“Leasing 2” and, together with the Partnership, Operating Subsidiary, Leasing Subsidiary and OpCo 2, the “Loan Parties”), as borrowers, the lenders party thereto and JPMorgan Chase Bank, N.A., as agent for the lenders and as LC Issuer and Swingline Lender (as defined therein) (as amended from time to time, the “Credit Agreement”).

The Fourth Amendment amended the Credit Agreement to, among other things, permit the Partnership, the other Loan Parties and their controlling persons to consummate the transactions (the “Acquisition and Equity Transactions”) contemplated by:

(i) that certain Contribution Agreement, dated as of January 15, 2018, among the Partnership and Energy Transfer Partners, L.P. (“ETP”), Energy Transfer Partners GP, L.P., the general partner of ETP, ETC Compression, LLC (“ETCC”) and, solely for certain purposes therein, Energy Transfer Equity, L.P. (“ETE”), pursuant to which, among other things, ETP will contribute to the Partnership and the Partnership will acquire from ETP all of the issued and outstanding membership interests of CDM Resource Management LLC and CDM Environmental & Technical Services LLC (such contribution by ETCC and acquisition by the Partnership, the “Acquisition”) for aggregate consideration of approximately $1.7 billion consisting of (x)  units representing limited partner interests in the Partnership and (y) an amount in cash equal to $1.225 billion, subject to certain adjustments;

(ii) that certain Equity Restructuring Agreement, dated as of January 15, 2018, among the Partnership, USA Compression GP, LLC, the general partner of the Partnership (the “General Partner”) and ETE, pursuant to which, among other things, the Partnership, the General Partner and ETE have agreed to cancel the Partnership’s incentive distribution rights and convert the Partnership’s General Partner Interest (as defined in the Equity Restructuring Agreement) into a non-economic general partner interest, in exchange for the Partnership’s issuance of common units representing limited partner interests in the Partnership to the General Partner;

(iii) that certain Series A Preferred Unit and Warrant Purchase Agreement, dated as of January 15, 2018, among the Partnership and certain investment funds managed or sub-advised by EIG Global Energy Partners (“EIG”) and other investment vehicles unaffiliated with EIG to issue and sell in a private placement $500 million in the aggregate of (x) newly authorized and established Series A Perpetual Preferred Units representing limited partner interests in the Partnership and (y) warrants to purchase common units representing limited partner interests in the Partnership; and

(iv) that certain Purchase Agreement, dated as of January 15, 2018, among ETE, Energy Transfer Partners, L.L.C. (together with ETE, the “GP Purchasers”), USA Compression Holdings, LLC and, solely for certain purposes therein, R/C IV USACP Holdings, L.P. and ETP, pursuant to which the GP Purchasers will acquire from USA Compression Holdings, LLC (x) all of the outstanding limited liability company interests in the General Partner and (y) certain common units representing limited partner interests in the Partnership for cash consideration equal to $250 million.

The Fourth Amendment further amended the Credit Agreement to, among other things, permit the Partnership and the other Loan Parties to incur up to $800 million in aggregate amount of indebtedness (x) with respect to a senior unsecured bridge credit facility (“Bridge Facility”) in an aggregate principal amount of up to $725 million on the terms set forth in that certain Commitment Letter, dated as of January 15, 2018, among the Partnership, JPMorgan Chase Bank, N.A. and Barclays Bank PLC, as lead arrangers or (y) otherwise in connection with the Acquisition and Equity Transactions or the Bridge Facility.

In addition, the Fourth Amendment amended the Credit Agreement to, among other things, (i) increase from $20 million to $100 million the minimum Availability (as defined in the Credit Agreement) as a condition to (w) making Restricted Payments (as defined in the Credit Agreement) of Available Cash (as defined in the Credit Agreement), (x) making Restricted Payments with the Designated Contribution Amount (as defined in the Credit Agreement), (y) voluntarily purchase, redemption, defeasance or prepayment of certain Indebtedness (as defined in the Credit Agreement) prior to its scheduled maturity or (z) recognition of an Acquisition (as defined in the Credit

Agreement) as the Permitted Acquisition (as defined in the Credit Agreement), and (ii) amend certain other provisions of the Credit Agreement, all as more fully set forth in the Fourth Amendment.

As of the close of business on January 29, 2018, the Loan Parties had approximately $792.5 million of outstanding borrowings and no outstanding letters of credit under the Credit Agreement. The Credit Agreement will mature in January 2020.  Amounts borrowed and repaid under the Credit Agreement may be re-borrowed.

In connection with entering into the Fourth Amendment, the Partnership paid certain amendment fees to the lenders party thereto and agreed to pay certain arrangement fees to the arrangers of the Fourth Amendment.

The disclosure contained in this Item 1.01 does not purport to be a complete description of the Fourth Amendment and is qualified in its entirety by reference to the Fourth Amendment which is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The material terms of the Acquisition and Equity Transactions are described in the Partnership’s Current Report on Form 8-K previously filed with the Commission on January 16, 2018.

Item 2.03                   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01.                Financial Statements and Exhibits.

10.1                                                Fourth Amendment to the Fifth Amended and Restated Credit Agreement, dated as of January 29, 2018, by and among USA Compression Partners, LP, as guarantor, USA Compression Partners, LLC, USAC Leasing, LLC, USAC OpCo 2, LLC and USAC Leasing 2, LLC, as borrowers, the lenders party thereto and JPMorgan Chase Bank, N.A., as agent and LC issuer and Swingline Lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA COMPRESSION PARTNERS, LP

	By:	USA Compression GP, LLC,
its general partner

Date: February 2, 2018	By:	/s/ Christopher W. Porter
		Name:	Christopher W. Porter
		Title:	Vice President, General Counsel and Secretary